EXHIBIT 10.8
                                                                    ------------

                                CDKNET.COM, INC.
                        150 Broad Hollow Road, Suite 103
                               Melville, NY 11747


                                                                October 15, 2002

Target Growth Fund Ltd.
Chancery Hall
52 Reid Street
Hamilton HM 12 Bermuda

         -and-

Spiga Limited
c/o Euroba Management Limited
73 Front Street, 4th Floor
Hamilton HM 12  Bermuda

         -and-

Steven A. Horowitz, Esq.
Moritt, Hock, Hamroff & Horowitz, LLP
400 Garden City Plaza, Suite 202
Garden City, NY  11530

         Re: CDKnet.Com, Inc. Series A Convertible Preferred Stock

Gentlemen:

         You are holders of an aggregate of 1,390,000 outstanding shares ("Series A Shares') of preferred stock of CDKnet.Com, Inc. (the "Company"), having the rights and preferences set forth in that Certificate of Designation, rights and Preferences of a Series of Preferred Stock by Resolution of the Board of Directors Providing for an Issue of 1,500,000 Shares of Series A Preferred Stock, $.0001 par value, Designated as the "Series A Cumulative Convertible Preferred Stock" (the "Series A Designation"). Pursuant to the Series A Designation, you are presently entitled to $136,959 of accrued and unpaid cumulative dividends. In addition, we are presently in default in our obligation to reserve a sufficient number of common stock to cover your rights under the Series A Designation to convert Series A Shares, including accrued and unpaid dividends, into shares of common stock.

         You have asserted that such failures in the past have caused you severe financial damage. The following, if accepted by you, shall constitute our agreement whereby you agree to waive all claims you may have against the Company.

         We agree as follows:

         1. The Series A Designation will be amended and restated by the filing of an amended and restated Series A Designation substantially in the form annexed hereto as Exhibit A. Such amendment will, among other things, increase the number of shares designated as Series A Preferred Stock from 1,500,000 to 2,250,000, eliminate cumulative dividends going forward, set a fixed conversion rate of 100 shares of common stock for each share of Series A Shares (subject to adjustment), and grant the Series A Shares dividend and voting rights on an "as if converted" basis.

         2. We hereby, in full satisfaction of the dividend arrearage set forth above, will issue to you, pro rata in accordance with your holdings, 136,959 additional shares of Series A Preferred Stock.

         3. We hereby waive all limitations placed upon you as a result of the letter agreements, severally dated limiting the conversion of the Series A Shares to 4.9% of the outstanding common stock of the Company. In so doing you acknowledge that you are solely responsible for complying with the requirements of Section 3(d) and Section 16 of the Securities Exchange Act of 1934, as amended and the rules thereunder.

         4. Your execution hereof shall be sufficient written consent to the amendment of the Series A Designation under the General Corporation Law of the State of Delaware.

         5. The assignment set forth herein and the waiver set forth in Section 3 of this letter shall be effective upon your acceptance of this letter agreement and the filing of the amended and restated Series A Designation.

         6. This agreement may be executed in one or more counterparts, which together shall be deemed one instrument.

         Please indicate your acceptance of the above by signing and returning a copy of this letter.

                                           Very truly yours,

                                           CDKNET.COM, INC.


                                           By:  /s/ Andrew J. Schenker
                                               ------------------------------
                                                Andrew J. Schenker, CEO



                            [ACCEPTANCE PAGE FOLLOWS]

Agreed and Accepted:                               Beneficial Interest in Shares

TARGET GROWTH FUND LTD.                                       700,000


By:  /s/ George Sandhu
    ------------------------------
     Name: George Sandhu
     Title: Authorized Signatory


SPIGA LIMITED                                                 440,000


By:  /s/ Clive Dakin
    ------------------------------
     Name: Clive Dakin
     Title: President



/s/ Steven A. Horowitz                                        250,000
----------------------------
Steven A. Horowitz